As filed with the Securities and Exchange Commission on January 17, 1996

                                                   Registration No. 33-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       FASTCOMM COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


           Virginia                 45472 Holiday Drive        54-1289115
(State or other jurisdiction of  Sterling, Virginia 20166    (I.R.S. Employer
 incorporation or organization) Telephone: (703) 318-7750 Identification Number)


    (Address of principal place of business, and address and telephone number of principal executive offices)

          Mark H. Rafferty            FastComm Communications Corporation              Copy to:
      Chief Financial Officer         1992 Non Qualified Stock Option Plan        Thomas G. Amon, Esq.
FastComm Communications Corporation                                                 Amon & Sabatini
        45472 Holiday Drive           FastComm Communications Corporation          437 Madison Avenue
      Sterling, Virginia 20166          1992 Incentive Stock Option Plan        New York, New York 10022
     Telephone: (703) 318-7750                                                 Telephone: (212) 759-9030
(Name, address and telephone number   FastComm Communications Corporation       (Counsel for Registrant)
       of agent for service)          Executive Non-Qualified Option Plan



                                                  (CALCULATION OF REGISTRATION FEE)

====================================================================================================================================
                                                                    Proposed maximum       Proposed maximum
   Title of each class of                     Amount to be           offering price       aggregate offering           Amount of
 securities to be registered                   registered             per unit(2)              price(1)            registration fee
====================================================================================================================================

Common Shares, par value $.01 per
 share ..................................    1,047,251 (1)           $4.875 (2)             $4,848,289              $1,672.00
====================================================================================================================================

(1) Reserved for issuance on exercise of stock options plus, pursuant to Rule 416, such indeterminate number of additional Common Shares as may be required for issuance on exercise as a result of the antidilution provisions of such options.

(2) Pursuant to Rule 457(c) and Rule 457(h), the aggregate offering price and the filing fee were computed on the bases of (a) the prices at which existing outstanding options may be exercised (988,333 options for an aggregate exercise price of $4,561,064) and (b) the last sale price for the Common Shares as of January 15, 1996 (such date being within five business days prior to the date of filing of this registration statement), with respect to the authorized but unissued balance of options (58,918 options at an assumed exercise price of $4.875 per share for an aggregate exercise price of $287,225).

================================================================================

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
             COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933

                       FastComm Communications Corporation

                                  ------------

                             1,047,251 Common Shares

                                     for the

                       FastComm Communications Corporation

                             1992 STOCK OPTION PLAN

                                  ------------

     This Prospectus relates to the 1992 Stock Option Plan, as amended (the "Plan") of FastComm Communications Corporation (the "Company") and to the common shares, par value $.01 per share, of the Company (the "Common Shares") issuable upon exercise of options which have been or may be granted to key employees, including officers (herein sometimes "Employees"), and independent contractors, including directors who are not also employees or officers (herein sometimes "Consultants") of the Company pursuant to the Plan. The Company has previously registered 1,600,000 Common Shares under the Securities Act of 1933, as amended (the "Securities Act"), for distribution to optionees upon the exercise of the options granted or which may be granted under the Plan.

     Common Shares distributed, if any, upon the exercise of options granted to optionees who are also affiliates of the Company may only be reofferred or resold pursuant to a separate prospectus prepared for that purpose, or pursuant to an exemption from the registration requirements of the Securities Act. An affiliate of the Company is defined as a person who directly or indirectly controls, is controlled by, or is under common control with, the Company and includes, among others, officers, directors and persons holding greater than ten percent of the issued and outstanding Common Shares.

     The Common Shares are traded on the NASDAQ National Market System under the symbol "FSCX."

                                  ------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY
              STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------

                The date of this Prospectus is January 17, 1996.

                                    THE PLAN

General

     The Plan was adopted by the Board of Directors and approved by the shareholders of the Company effective December 3, 1992, and has since been amended by the Board of Directors of the Company on August 31, 1993 and 1994 and on April 28, 1995. The first and third amendments involved an increase in the number of shares subject to the Plan and the second involved a reduction in the option exercise price of certain outstanding options as of that date. The summary of the plan contained in this Prospectus does not purport to be complete. Reference is made to the Plan itself for a complete statement of its terms and provisions.

     The principal executive offices of the Company are located at 45472 Holiday Drive, Sterling, Virginia 20166, and its telephone number is (703) 318-7750. Participants in the Plan may obtain additional information regarding the Plan and its administration from the Chief Financial Officer of the Company at its executive offices, where a copy of the Plan is maintained for inspection.

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Plan is intended to provide an incentive to certain key employees, including officers, directors who are not also employees as well as to independent contractors and consultants who have agreed to perform services for the Company.

     The Plan authorizes the Company to grant either "incentive stock options" to Employees only or "non-statutory stock options" to either Employees or Consultants to purchase up to 1,000,000 Common Shares of the Company; and 1,000,000 Common Shares have been reserved for issuance upon the exercise of such options. Shares subject to options will be available from the Company's authorized and unissued Common Shares or from shares reacquired by the Company. If any option expires or terminates without having been exercised in full, the unpurchased shares subject thereto will be restored to the Plan.

     The number of shares covered by the Plan and the number of shares purchasable upon exercise of outstanding options are subject to equitable adjustment in the event of a split-up, merger, consolidation, recapitalization, reorganization, reclassification or capital adjustment, including a share dividend. In such an event the exercise price of any outstanding option will also be equitably adjusted.

Administration

     The Plan is administered by a committee (the "Committee") consisting of not less than two members of the Company's Board of Directors appointed from time to time by the Board. Members serve at the pleasure of the Board and may be changed at any time. The Committee determines the terms of each individual grant of options, has authority to construe the Plan and has the power to prescribe, amend and revoke rules and regulations for administration of the Plan. Only key employees, including officers, of the Company are eligible to receive incentive stock options under the Plan. Directors of the Company who are not also employees are not eligible to receive incentive stock options. However, directors, outside consultants and other independent contractors are eligible to receive non-statutory options pursuant to the Plan.

Price and Other Conditions

     The exercise price for each incentive stock option granted under the Plan must be not less than 100% of the fair market value of the Common Shares on the date the option is granted, except in the case of an incentive stock option granted to an employee who owns more than ten percent of the Common Shares, in which case the exercise price shall be at least 110% of the fair market value of the Common Shares on the date such option is granted. No incentive stock option may be granted to an Employee if, as the result of such grant, the aggregate fair market value (determined as of the time the incentive stock option is granted) of the Common Shares for which such Employee has been granted incentive stock options exercisable for the first time by such Employee during any calendar year under all incentive stock option plans of the Company exceeds $100,000. In the case of a non-statutory option, the exercise price for each option granted under the Plan must be not less than 85% of the fair market value of a Common Share on the date such non-statutory option is granted.

     No option granted under the Plan shall be exercisable for more than ten years after the date of grant, except that no incentive stock option granted to an employee who owns more than ten percent of the total combined voting power of all classes of capital shares of the Company shall be exercisable more than five years after the date such incentive option is granted.

     All options granted under the Plan also shall be subject to such other conditions as are contained in the governing option agreement approved by the Committee which evidences the grant of such option. In addition, the grant of an option under the Plan shall not be deemed to limit or restrict the right of the Company to terminate the employment of any optionee.

Manner of Exercise and Payment

     Each incentive option granted under the Plan may be exercised only after one year of continued employment with the Company immediately following the date the option is granted. Non-statutory options may be exercised earlier at the discretion of the Committee when fixing the terms of the particular non-statutory option grant. Incentive options may be exercised by an optionee only while he or she is an Employee of the Company or within three months following termination of employment or within 12 months following termination because of permanent disability, but in each such case only to the extent the optionee had the right to exercise such option at the date of termination. Non-statutory options may be exercised by an optionee only while he or she is an Employee or Consultant or within 12 months following termination of the employment or engagement because of permanent disability, but only to the extent the optionee had the right to exercise such option at the date of termination. In the event of death of an optionee while in the employ of the Company, or while engaged as a Consultant, his or her option shall be exercisable by the person or persons to whom such optionee's rights pass by will or by the laws of descent and distribution at any time prior to the expiration of the option or within one year of the date of death, whichever is earlier.

     Payment for shares upon exercise of an option may consist of cash, check or other Common Shares having a fair market value on the date of surrender equal to the aggregate exercise price of the Common Shares to which the option is being exercised, subject to the determination of the Committee. In the case of payment for shares upon exercise of an option with other Common Shares, careful consideration must be given by the optionee to the potential for liability, if any, imposed by Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Rights of Optionees

     An optionee shall have no right as a shareholder with respect to any shares covered by an option until payment for such shares shall have been made in full and until the issuance of a certificate or certificates representing the shares. No shares shall be delivered pursuant to the exercise of an option until the requirements of such laws and regulations as may be deemed by the Committee to be applicable are satisfied.

     Options are not transferable except by will or by the laws of descent and distribution. During an optionee's lifetime, options granted to such optionee may be exercised only by the optionee.

Expiration and Termination

     The Plan will terminate on December 3, 2002. Thereafter, any unexercised options then outstanding will remain in effect until they are exercised or terminate or expire in accordance with their terms. The Plan may be abandoned, suspended or terminated at any time by the Board of Directors of the Company except with respect to any options previously granted and still outstanding under the Plan.

Amendment of the Plan

     The Plan may be amended from time to time by the Board of Directors of the Company, except with respect to any options previously granted and still outstanding under the Plan. Consent of the shareholders of the Company is required for any amendment which would (a) increase the maximum number of shares for which options may be granted under the Plan, or (b) change the class of Employees or Consultants eligible to receive options under the Plan.

Resales of Common Shares

     There are no registration or prospectus delivery requirements under the Securities Act with respect to the resale of Common Shares acquired pursuant to the Plan by persons who are not "affiliates" (as that term is defined under the Securities Act) of the Company. However, this Prospectus may not be used in connection with any resale of Common Shares acquired upon exercise of options by affiliates of the Company.

     Participants who are affiliates of the Company may not sell Common Shares acquired by them under the Plan except pursuant to an effective registration statement under the Securities Act (the Company having no obligation to file such registration statement) or an exemption therefrom, such as provided by Rule 144 under the Securities Act. An employee who is not an executive officer, director or ten percent or greater shareholder of the Company generally will not be deemed to be an "affiliate" of the Company.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of federal income tax consequences of participation in the Plan is only a summary, does not purport to be complete, and does not cover, among other things, state and local tax consequences. In addition, differences in participants' financial situations may cause federal, state and local consequences of participation in the Plan to vary. Therefore, each participant in the Plan is urged to consult his or her own accountant, legal counsel or other financial advisor regarding the tax consequences of participation in the Plan. This discussion is based on the provisions of the Code as in effect at the date of this Prospectus.

Incentive Stock Options

     Under the Code, if Common Shares are issued to the original holder of an incentive stock option granted and exercised in accordance with the Plan, then

     (1) no income will be realized by such holder at the time of the grant of the option or the transfer of such shares to such holder pursuant to the exercise of such option;

     (2) the excess of the fair market value of such shares at the time of exercise over the option price will be treated as an "item of adjustment" to such holder under the alternative minimum tax provisions of the Code, and therefore will be subject to tax at the minimum tax rate under certain conditions (provided the shares are immediately transferable and are not subject to a substantial risk of forfeiture);

     (3) no deduction will be allowable to the Company for federal income tax purposes in connection with the grant or exercise of such option; and

     (4) upon a sale or exchange of such shares after the later of (a) one year from the date of transfer of shares to the original holder, and (b) two years from the date of the grant of the option, any amount realized by such holder in excess of the option price will be taxed to the holder as a long-term capital gain. Currently, the Code limits the maximum rate for net capital gains to 28 percent.

     If, before the holding period requirements in clause (4) above are satisfied, the holder sells or otherwise disposes of the shares, a "disqualifying disposition" generally occurs and the preferential tax treatment for the option is lost; and, then (i) the income that a holder would have recognized when the option was exercised, but for the special incentive stock options rules, is recognized as compensation income in the taxable year of the disqualifying disposition; (ii) capital gain income is also recognized if the shares have appreciated since the exercise of the incentive stock option (special rules apply to depreciated stock); and (iii) the Company may deduct the amount of the holder's compensation income.

     If an option is exercised by payment in Common Shares previously owned by the optionee, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares were acquired on the exercise of an incentive or other tax-qualified stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise the option, such use would constitute a disqualifying disposition of such previously owned shares resulting in the recognition of ordinary income (but, under proposed Treasury Regulations, not any additional capital gain) in the amount described above.

     If an incentive stock option is exercised more than three months after employment has terminated (or more than one year after employment terminates because of permanent disability), the preferential tax treatment accorded incentive stock options will not be available.

Non-Statutory Options

     Under the Code, if Common Shares are issued to the original holder of a non-statutory option granted and exercised in accordance with the Plan, then

     (1) no income will be recognized by the holder at the time of the grant of the option;

     (2) unless the shares transferred to the holder upon exercise of the option are subject to the restrictions described in clause (3) below, upon exercise of the option the holder will realize ordinary income in the year the option is exercised in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the option price;

     (3) if upon exercise of the option, the holder is restricted from selling the shares so acquired because the holder would be subject to liability under
Section 16(b) of the Exchange Act, then unless the holder elects at the time of exercise pursuant to Section 83(b) of the Code to be taxed on the difference between the option exercise price and the fair market value of the shares on the date of exercise, (a) the holder will realize ordinary income at the time the
Section 16(b) restrictions lapse in an amount equal to the excess of the fair market value at that time over the option price, (b) the holder's holding period for the shares will begin at that time, and (c) dividends received by the holder before that time will be taxable as ordinary compensation income;

     (4) upon the sale of the shares acquired pursuant to the exercise of the option, the holder will realize short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the holder's tax basis in the shares (determined as described below); and

     (5) the Company will be entitled to a deduction in an amount equal to the ordinary income realized by the holder as set forth in clauses (2) and (3) above, including a deduction for dividends paid to the holder where clause
(3)(c) applies.

     If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the date of exercise (or, if applicable, the date on which the six-month Section 16(b) period terminates), but not less than the option price, and their holding period will begin on the day after the tax basis of the shares is so determined. If the optionee uses previously owned shares to exercise an option in whole or in part, the transaction will not be considered to be a taxable disposition of the previously owned shares. The holder's tax basis and holding period of the previously owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the date of exercise (or, if applicable, the date on which the six-month Section 16(b) period terminates), but not less than the amount of cash used in payment, and the holding period for such additional shares will begin on the day after the tax basis of the shares is so determined.

                                     * * * *

                  THE FOREGOING IS ONLY A BRIEF SUMMARY OF THE
              FEDERAL INCOME TAX LAWS AND REGULATIONS AS CURRENTLY
            IN EFFECT, AND SHOULD NOT BE RELIED ON AS BEING COMPLETE.
            IN ADDITION, THE GRANT OR EXERCISE OF STOCK OPTIONS, AND
             THE SALE OR OTHER DISPOSITION OF THE UNDERLYING SHARES,
                 MAY HAVE STATE AND LOCAL TAX CONSEQUENCES. EACH

                OPTIONEE SHOULD CONSULT HIS PERSONAL TAX ADVISOR
               REGARDING FEDERAL, STATE AND LOCAL TAX CONSEQUENCES
                          OF PARTICIPATING IN THE PLAN.

                                     * * * *


                              AVAILABLE INFORMATION

     This Prospectus incorporates by reference the following documents filed by the Company with the Securities and Exchange Commission (the "Commission") which are not presented herein or delivered herewith:

     (a) The Company's annual report on Form 10-K for the fiscal year ended April 30, 1995; the Forms 10-Q for the fiscal quarters ended August 5, 1995 and November 4, 1995;

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since April 30, 1995;

     (c) The Company's registration statement on Form 8-A, effective September 8, 1988, filed with the Commission pursuant to Section 12(g) of the Exchange Act, containing a description of the Common Shares;

     (d) All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment to the registration statement to which this Prospectus relates which indicates that all securities offered by this Prospectus have been sold or which deregisters all securities then remaining unsold, from the date of filing of such documents.

     The Company will provide each participant with a copy of each document required to be delivered pursuant to Rule 428(b) promulgated pursuant to the Securities Act.

     Copies of the foregoing documents, other than the exhibits thereto (unless incorporated therein by reference), are available upon written or oral request, and without charge, from FastComm Communications Corporation, 45472 Holiday Drive, Sterling, Virginia 20166, (703) 318-7750.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     The following documents filed by FastComm Communications Corporation, a Virginia (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this registration statement and deemed to be a part hereof:

     (a) The Company's annual report on Form 10-K for the fiscal year ended April 30, 1995; the Forms 10Q for the fiscal quarters ended August 5, 1995 and November 4, 1995;

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since April 30, 1995; and

     (c) The Company's registration statement on Form 8-A, effective September 8, 1988 filed with the Commission pursuant to Section 12(g) of the Exchange Act, containing a description of the Common Shares, par value $.01 per share, of the Company (the "Common Shares").

     In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     The Common Shares are registered under Section 12(g) of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Article Sixth of the By-Laws, as amended, of the Company empowers the Company to indemnify current or former directors, officers, employees or agents of the Company or persons serving by request of the Company in such capacities in any other enterprise or persons who have served by the request of the Company in such capacities in any other enterprise to the full extent permitted by the laws of the Commonwealth of Virginia.

     Article Tenth of the Virginia Stock Corporation Act contains provisions authorizing indemnification by the Company of directors, officers, employees or agents against certain liabilities and expenses which they may incur as directors, officers, employees or agents of the Company or of certain other entities. Section 13.1 - 699 also provides that such indemnification may include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under the Section. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities. Section 13.1 - 703 also contains provisions authorizing the Company to obtain insurance on behalf of any such director, officer employee or agent against liabilities, whether or not the Company would have the power to indemnify such person against such liabilities under the provisions of the Section. The Company currently maintains a policy of insurance under which the directors and officers of the Company are insured, within the limits and subject to the exclusions and limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

     The  indemnification  and  advancement  of  expenses  provided  pursuant to
Section 13.1 - 699 are not exclusive, and subject to certain conditions, the Company may make other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents. Because the Articles of Incorporation, as amended, of the Company do not otherwise provide, notwithstanding the failure of the Company to provide indemnification and despite a contrary determination by the Board of Directors or its shareholders in a specific case, a director, officer, employee or agent of the Company who is or was a party to a proceeding may apply to a court off competent jurisdiction for indemnification or advancement of expenses or both, and the court may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses if it determines that the petitioner is entitled to mandatory indemnification pursuant to Section 13.1 - 698 because he has been successful on the merits, or because the Company has the power to indemnify on a discretionary basis pursuant to
Section 13.1 - 699 or because the court determines that the petitioner is fairly and reasonably entitled to indemnification or advancement of expenses or both in view of all the relevant circumstances.

     Section 13.1-692.1 of the Act provides that the damages assessed against any officer or director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of (1) the monetary amount specified in the articles of incorporation; or (2) the greater of (i) $100,000 or the amount of cash compensation received by the officer or director from the corporation for the twelve (12) months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director shall not be limited as provided above if the officer or director engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law including without limit of any claim of unlawful insider trading or manipulation of the market for any security.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The following is a complete list of exhibits filed as a part of this registration statement and which are incorporated herein:

Exhibit No.
-----------
*4.1 Specimen certificate for the Common shares, par value $.01 per share, of the Company. Incorporated by reference to Exhibit 4.1 filed by amendment No. 2 to the Company's registration statement on Form S-18, SEC File No. 33-19785.

*4.2    FastComm Communications Corporation 1992 Stock Option Plan, as amended.

*4.3 Form of Incentive Stock Option Agreement used in connection with the 1992 Stock Option Plan.

*4.4 Form of Non-Statutory Stock Option Agreement used in connection with the 1992 Stock Option Plan.

**4.5   FastComm Communications Corporation 1994 Stock Option Amendment Program.

**5.1 Opinion of Amon & Sabatini, counsel for the Company, regarding legality of the securities covered by this registration statement.

**24.1 The consent of Amon & Sabatini, counsel for the Company, to the use of their opinion with respect to the legality of the securities covered by this registration statement is contained in such opinion filed as
        Exhibit 5.1 to this registration statement.

**24.2 Consent of BDO Seidman, independent certified public accountants for the Company.

----------
* Previously filed with Registration Statement No. 33-71028 filed with the Commission on October 29, 1993.

** Filed herewith.

Item 9.   Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration buy means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act off 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described beneath Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Sterling, Commonwealth of Virginia on January 17, 1996.

                                 FASTCOMMM COMMUNICATIONS CORPORATION

                                 By: /s/ PETER C. MADSEN
                                    --------------------------
                                    Peter C. Madsen, President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.


          Signature                                  Title                                     Date
          ---------                                  -----                                     ----
/s/ PETER C. MADSEN             President (Principal Executive Officer),                January 17, 1996
-----------------------         and Director
Peter C. Madsen

/s/ MARK H. RAFFERTY            Chief Financial and Principal Accounting                January 17, 1996
-----------------------         Officer
Mark H. Rafferty

                                Director                                                January 17, 1996
-----------------------
Gary H. Davison

/s/ EDWARD R. OLSON             Director                                                January 17, 1996
-----------------------
Edward R. Olson

/s/ THOMAS G. AMON              Director                                                January 17, 1996
-----------------------
Thomas G. Amon


                                  EXHIBIT INDEX
                                                                    Sequentially
Exhibit                                                             Numbered
Number                     Description                              Page
-------                    -----------                              ------------
*4.1 Specimen certificate for the Common Shares, par value $.01 per share, of the Company. Incorporated by reference to Exhibit 4.1 filed by Amendment No. 1 to the Company's registration statement on Form
        S-18, SEC File No. 33-19785.

*4.2    FastComm   Communications   Corporation  1992  Stock
        Option Plan.

*4.3    Form of  Incentive  Stock Option  Agreement  used in
        connection   with   the   FastComm    Communications
        Corporation 1992 Stock Option Plan.

*4.4    Form of Non-Statutory Stock Option Agreement used in
        connection   with   the   FastComm    Communications
        Corporation, Inc. 1992 Stock Option Plan.

**4.5   FastComm  Communications  Corporation   1994   Stock
        Option  Amendment Program

**5.1 Opinion of Amon & Sabatini, counsel for the Company, regarding legality of the securities covered by this registration statement.


**24.1 The consent of Amon & Sabatini counsel for the Company, to the use of their opinion with respect to the legality of the securities covered by this registration statement is contained in such opinion filed as Exhibit 5.1 to this registration statement.


**24.2 Consent of BDO Seidman, independent certified public accountants for the Company.

-------
* Previously filed with Registration Statement No. 33-71028 filed with the Commission on October 29, 1993.

** Filed herewith.